                                                                    Exhibit 99.1


                         UNITED STATES DISTRICT COURT

                           DISTRICT OF MASSACHUSETTS
--------------------------------
CYTYC CORPORATION,              )
                                )
     Plaintiff,                 )
     v.                         )  Civil Action
                                )  No. 97-10740 EFH
NEUROMEDICAL SYSTEMS, INC.,     )
MARK R. RUTENBERG,              )
LAURIE J. MANGO, M.D.,          )
CYTOLOGY WEST, INC.,            )
CARL GENBERG, THE PIE MUTUAL    )
INSURANCE COMPANY AND           )
J. RICHARD LUDGIN, M.D.,        )
                                )
     Defendants.                )
--------------------------------

                               AMENDED COMPLAINT
                               -----------------

     Plaintiff Cytyc Corporation ("Cytyc"), through its attorneys, Testa, Hurwitz & Thibeault, LLP, and Todd & Weld, for its Complaint against Neuromedical Systems, Inc. ("NSI"), Mark R. Rutenberg and Laurie J. Mango, M.D. (together, "NSI Defendants"), Cytology West, Inc. ("CWI") and Carl Genberg (together, "CWI Defendants"), The PIE Mutual Insurance Company ("TPMIC") and J. Richard Ludgin, M.D. (together, "TPMIC Defendants" and together with NSI Defendants and CWI Defendants, "Defendants") alleges as follows:

                                 JURISDICTION
                                 ------------

     1. This is an action claiming false description, false representation and false advertising under the Lanham Act, violations of Massachusetts General Laws Ch. 93A, violations of New York General Business Law (S)(S) 349 and 350 and violations of Ohio Revised Code (S)(S) 4165.01-4165.04, theft of trade secrets, unfair competition, interference with advantageous relationships, defamation and commercial disparagement.

     2. This Court has subject matter jurisdiction over the Lanham Act claims pursuant to 15 U.S.C. (S) 1121 and 28 U.S.C. (S)(S) 1331, 1332 and 1338. Venue
is proper in this Court under 28 U.S.C. (S) 1391. This Court has subject matter jurisdiction over the state law claims pursuant to 28 U.S.C. (S) 1367(a), because the state law claims are so related to the federal law claims that they form part of the same case or controversy.

     3. This Court has personal jurisdiction over Defendants because they either transact business in this district; and/or have engaged in conduct in this district causing tortious injury by an act or omission in this district; and/or have engaged in conduct outside this district causing tortious injury in this district.

                                    PARTIES
                                    -------
     4. Cytyc is a corporation organized and existing under the laws of Delaware, with its principal place of business in Boxborough, Massachusetts. Cytyc designs, develops, manufactures and markets a sample preparation system for medical diagnostic applications called the ThinPrep(R) sample preparation system (the "ThinPrep System"). The ThinPrep System allows for the automated preparation of cervical cell specimens on microscope slides for use in cervical cancer screening, and has been found by the FDA to be "significantly more effective than the conventional Pap smear for the detection of Low-grade Squamous Intraepithelial (LSIL) and more severe lesions in a variety of patient populations."

     5. On information and belief, defendant NSI is a Delaware corporation with its principal place of business in Suffern, New York. NSI manufactures the PAPNET/(R)/ Testing System and provides scanning of cervical smears at its slide processing facilities.

     6. On information and belief, defendant Mark R. Rutenberg is a resident of New York. Mr. Rutenberg is the Chairman, President and Chief Executive Officer of NSI.

     7. On information and belief, defendant Dr. Laurie J. Mango is a resident of New York. Dr. Mango is Vice President and Medical Director of NSI.

     8. On information and belief, defendant CWI is a Delaware corporation with its principal place of business in Las Vegas, Nevada. CWI markets NSI's PAPNET/(R)/ test as the territorial licensee of PAPNET(R) for the States of Nevada and Arizona and for San Diego County, California.

     9. On information and belief, Carl Genberg is a resident of Las Vegas, Nevada. Mr. Genberg is the President of CWI and is a director and shareholder of NSI. Mr. Genberg is NSI's former general counsel and is the first cousin of Mr. Rutenberg.

    10. On information and belief, defendant TPMIC is incorporated in Ohio with its principal place of business in Cleveland, Ohio. TPMIC operates as an underwriter of medical malpractice insurance and sells to physicians, surgeons and dentists. As a part of TPMIC's business, it disseminates information regarding medical malpractice liability issues to physicians, surgeons and dentists through mailings in several states, and nationally and internationally, including in Massachusetts, through maintaining a site on the World Wide Web.

    11. On information and belief, defendant J. Richard Ludgin, M.D. is a resident of Ohio. Dr. Ludgin is Senior Vice President, Claims - Medical and Medical Director of TPMIC.
                                     FACTS
                                     -----
    12. Cervical cancer is one of the most common cancers among women throughout the world, with approximately 440,000 new cases reported annually.
An estimated 15,800 new cases of invasive cervical cancer and 65,000 new cases of carcinoma in situ, a precancerous condition, were diagnosed in the United
             -- ----
States in 1995. In the same year, an estimated 4,800 women died of cervical cancer in the United States. A test known as the Pap smear has been the conventional method used by physicians to screen for cervical cancer cells for approximately fifty years. In 1994, clinical laboratories in hospitals, commercial laboratories and privately-owned reference laboratories in the United States processed over 50 million Pap smears.

                          Cytyc's FDA Approval And The
                        ThinPrep System's Effectiveness
                        -------------------------------

    13. The Pap smear is a manual system for the detection of cervical cancer. Cytyc's ThinPrep System is an automated sample preparation system for the preparation of cervical cell specimens on microscope slides for screening for the presence of atypical cells, cervical cancer or its precursor lesions (Low Grade Squamous Intraepithelial Lesions, High Grade Squamous Intraepithelial Lesions), as well as other cytologic categories as defined by The Bethesda System for Reporting Cervical/Vaginal
                             ----------------------------------------------
Cytologic Diagnoses.
-------------------

    14. On May 20, 1996, Cytyc received premarket approval ("PMA") from the United States Food and Drug Administration ("FDA") to market the ThinPrep System for cervical cancer screening as a replacement for the conventional Pap smear method.

    15. On November 6, 1996, the FDA cleared expanded product labeling for the ThinPrep System to include the claim that the ThinPrep System is "significantly more effective than the conventional Pap smear for the detection of Low Grade Squamous Intraepithelial (LSIL) and more severe lesions in a variety of patient populations." The expanded labeling also indicates that the specimen quality using the ThinPrep System "is significantly improved over that of the conventional Pap smear preparation in a variety of patient populations."

    16. FDA approval of the ThinPrep System came after Cytyc completed a clinical trial of 6,747 patients in October 1995, at six clinical sites in the United States, including three screening centers and three hospital sites. The clinical trial was designed to rigorously compare the effectiveness of the ThinPrep System to the conventional Pap smear method for the detection of cancerous and precancerous lesions of the cervix. Combining the results of all six clinical sites, the ThinPrep System demonstrated an 18% improvement in the detection of disease as compared to the conventional Pap smear.

    17. Cytyc's PMA submission contained all of the information necessary for the FDA to determine the safety and effectiveness of the ThinPrep System. The information contained in the PMA consisted of primary clinical trial data of 6,747 patients as well as additional clinical studies from approximately 15,000 patients (including 10,000 patients from a study conducted by the National Cancer Institute.) In addition, nonclinical studies were performed to verify the safety and effectiveness of the devices, e.g., reproducibility, cancer
                                             ----
validation, filter membrane characteristics. The information contained in the PMA is highly confidential to Cytyc.

    18. Cytyc recently commenced a multi-million dollar full-scale commercial launch of the ThinPrep System for cervical cancer screening.
                            NSI'S PAPNET/(R)/ PRODUCT
                            ------------    -------

    19. During the past five years, NSI has been primarily engaged in the development, manufacturing and marketing of the PAPNET(R) Testing System, and the scanning of cervical smears at its slide processing facilities. The PAPNET(R) testing System is a supplemental test to an initial Pap smear screening. The PAPNET(R) Testing System, NSI's first and, to date, only product, was approved for commercial use in the United States by the FDA on November 8, 1995.

    20. NSI competes with Cytyc for the limited health care reimbursement dollars available to cover the cost of diagnostic testing products and in other areas. On information and belief, part of the marketing strategy of NSI is to encourage physicians to believe that they run the increased risk of medical malpractice liability (a) if they do not use or recommend the PAPNET/(R)/ product and/or (b) if they use or recommend the ThinPrep System.

                         Defendants' Unlawful Conduct
                         ----------------------------
    21. Defendants have engaged in a false and malicious scheme to compete unfairly with and disparage Cytyc through practices including, but not limited to:
      (a) unlawfully obtaining and using confidential trade secret information from Cytyc;
      (b) making numerous false statements about the ThinPrep System to the FDA, the investment community, gynecologists, clinical laboratories, health care reimbursement organizations, consumer publications, consumers, potential customers and others;
      (c) making numerous misleading statements about the ThinPrep System to the FDA, the investment community, gynecologists, clinical laboratories, health care reimbursement organizations, consumer publications, consumers, potential customers and others ;
      (d) encouraging and causing third parties to make and disseminate false and misleading statements about the ThinPrep System;
      (e) falsifying and misrepresenting documents to deceive and mislead the FDA, the investment community, gynecologists, clinical laboratories, health care reimbursement organizations, consumer publications, consumers, potential customers and others about the ThinPrep System.

    22. The goal of Defendants' malicious scheme is to damage Cytyc and its product in the marketplace and to benefit NSI and its product. To this end, Defendants have focused their unlawful activity on providing misleading information to members of the investment community to reduce Cytyc's access to capital; provided misleading information to academic and professional journals to damage Cytyc within its market; providing false and misleading information to consumers and consumer publications to damage Cytyc within its market; providing false and misleading information, directly and through third parties, to health care providers to discourage them from using the ThinPrep System; providing false and misleading information to insurance companies to induce them to discourage providers from using the ThinPrep System due to fear of liability; and providing false and misleading information to health care reimbursement organizations to encourage them not to provide reimbursement for the ThinPrep System.

    23. NSI and Cytyc compete for capital in the investment community. In March of 1996, Cytyc offered its stock for sale in an initial public offering. By a prospectus dated February 6, 1997, Cytyc raised additional capital through a secondary offering of its stock to the public.

    24. In December of 1995, NSI offered its stock for sale in an initial public offering. By a prospectus dated September 30, 1996, additional shares of NSI stock were sold to the public.

                       Unlawfully Obtaining Trade Secrets
                       ----------------------------------
    25. In connection with its PMA application, Cytyc submitted confidential clinical data to the FDA in support of its application.

    26. On information and belief, the NSI Defendants unlawfully obtained Cytyc's confidential information, with the intent to convert the information to their own use.
                        False and Disparaging Statements
                        --------------------------------

    27. The NSI Defendants have made numerous false and misleading statements and disseminated false and misleading information about the ThinPrep System's effectiveness. The NSI Defendants have falsely stated that the ThinPrep System misses "cervical cancer," specifically misses "small cell cancers" and have made other false statements to the FDA, the investment community, gynecologists, clinical laboratories, health care reimbursement organizations, consumer publications, consumers, potential customers and others with the intent of harming Cytyc. These false and misleading statements have harmed Cytyc.

                    Statements to the Investment Community
                    --------------------------------------

    28. On information and belief, on or about November 25, 1996, defendants NSI and Rutenberg made false and misleading statements about Cytyc and the ThinPrep System to Smith Barney, which maintains a market in NSI's securities and which publishes analyst reports about NSI. NSI's and Rutenberg's false and misleading statements came just five days after Cytyc announced on November 20, 1996 that United HealthCare Corporation would expand its health care coverage to include the ThinPrep System. NSI's stock price declined approximately 12% in response to Cytyc's positive announcement.

    29. On November 26, 1996, Smith Barney published a "First Call" report containing the false and misleading information disseminated by Defendants NSI and Rutenberg. A true and accurate copy of the Smith Barney First Call report is attached hereto as Exhibit A. The false and misleading statements include:

     [T]he ThinPrep technique discards unwanted blood, mucus and other debris, and it may also discard some cancer cells, which are often very small, and
     -----------------------------------------
     therefore the use of the supplemental PAPNET system remains very important.

     Specifically, the [ThinPrep] system was found to increase the detection of low grade abnormalities, although no such effect was found overall in the
                                       ---------------------------------------
     high quality laboratories or academic medical centers.
     -----------------------------------------------------

     Data from the ThinPrep package insert appears to strongly support the view that it will be important for the ThinPrep technique to be supplemented by use of PAPNET. Specifically, in the pivotal study, the ThinPrep (a) identified only one case of squamous cell carcinoma (compared to three
     ----------------------------------------------------------------------
     identified using the conventional technique); (b) it failed to identify any
     -------------------------------------------       -------------------------
     cases with atypical glandular cells, three of which appeared to be
     -----
     neoplastic on the conventional slide; and (c) it failed to identify the
                                                   -------------------------
     case of endocervical adenocarcinoma which was identified when the smear was
     ---------------------------------------------------------------------------
     prepared by conventional means. ThinPrep's pivotal trial indicates that in
     ------------------------------  ------------------------------------------
     some cases this system was unsatisfactory due to limited cellular material,
     --------------------------------------------------------------------------
     whereas one of PAPNET's strengths is in correctly identifying the characteristics of limited cellular material.

     For these reasons, it remains to be seen whether gynecologists will wish to change their standard way of making Pap smears, to utilize the ThinPrep procedure, since while it may increase the detection of some low grade cells it seems to have difficulty with the most threatening form of
              ----------------------------------------------------------
     cervical cancer, adenocarcinoma.  (Emphasis added.)
     ---------------

    30. The NSI Defendants have made further false, misleading and disparaging statements to the investment community, including, among other things, that the ThinPrep System creates a higher likelihood of missing abnormal cells (a) due to a reduced sample size which thus contains fewer abnormal cells and (b) due to the ThinPrep System's method of sample preparation.

    31. The NSI Defendants made these false statements to the investment community, with knowledge of their falsity or with reckless disregard for their truth or falsity, intending to deceive and mislead potential investors in Cytyc, intending to harm Cytyc and intending to place NSI at a competitive advantage in the investment community.

    32. These false and misleading statements did cause harm to Cytyc by misleading and confusing the investment community about the ThinPrep System's efficacy and about Cytyc's potential, reputation, good will and value.

                        Letter to Public Citizen Group
                        ------------------------------

    33. On or about January 23, 1997, CWI Defendants sent a letter to Ms. Allison Zieve at Public Citizen Litigation Group ("January 23 Letter") and, on information and belief, to other members of the medical community and to medical journals. The

January 23 Letter contains false and misleading statements regarding the ThinPrep System. A true and accurate copy of the January 23 Letter is attached hereto as Exhibit B.

    34. The January 23 Letter contains statements which are false, misleading and deceptive because they inaccurately or only partially describe published studies or clinical trial data. For example, the false and misleading statements include, but are not limited to, the claims that: (1) Cytyc has advocated that clinical laboratories review 200 ThinPrep System slides per day;
(2) only four cancer cases were evaluated as a part of FDA approval of the ThinPrep System; and (3) the ThinPrep System "has not been shown to be a safe substitute for the conventional Pap smear for the detection of squamous cell carcinoma or adenocarcinoma." The January 23 Letter also misrepresents the published studies of Dr. David Wilbur. These false, misleading and deceptive statements, among others, were made with the intent to harm Cytyc and did cause such harm to Cytyc.

           False and Misleading Statements to Health Care Providers
           --------------------------------------------------------

    35. On information and belief, the NSI Defendants made or caused to be made false and misleading statements to health care providers concerning the effectiveness of the ThinPrep System, the risk of liability and the potential for reimbursement for the ThinPrep System.

                      False and Misleading Statements to
                  Academic Journals and Consumer Publications
                  -------------------------------------------

    36. On information and belief, the NSI Defendants made or caused to be made false and misleading statements to researchers, academic journals and consumer publications concerning the results of clinical studies of the ThinPrep System and the effectiveness of the ThinPrep System.

                  False and Misleading Statements to Insurers
                  -------------------------------------------

    37. On information and belief, the NSI Defendants made or caused to be made false and misleading statements to health care insurers to induce them not to reimburse coverage of the ThinPrep System and to medical malpractice insurers to induce them to discourage providers from using the ThinPrep System.

                             The Physicians' Alert
                             ---------------------

    38. The TPMIC Defendants have engaged in a false, intentional and malicious scheme to disparage and malign Cytyc, its business and its ThinPrep System and to cause confusion in the marketplace for the ThinPrep System through practices including, but not limited to, making false and misleading statements about the ThinPrep System in a Physicians Alert dated March 27, 1997 ("Physicians' Alert"), to physicians, laboratories, members of the medical community, members of the investment community and, on information and belief, to others.

    39. Defendant Ludgin participated in the preparation and dissemination of the Physicians' Alert.

    40. On information and belief, the goal of the TPMIC Defendants' false and misleading Physicians' Alert is to damage Cytyc and its product in the marketplace. To this end, TPMIC Defendants have focused their unlawful activity on providing false and misleading information to physicians, laboratories, consumers, members of the medical community, members of the investment community and, on information and belief, others to damage Cytyc within its market and to discourage physicians, laboratories, consumers, members of the medical community, members of the investment community and others from using or supporting the ThinPrep System and/or from continuing their advantageous relationships with Cytyc.

    41. The Physicians' Alert promotes the use of NSI's PAPNET/(R)/ Testing System through false and misleading statements while at the same time disparaging Cytyc's ThinPrep System. The

Physicians' Alert utilizes false and misleading statements about the ThinPrep System to malign the ThinPrep System and to encourage physicians, laboratories and others to choose the PAPNET/(R)/ Testing System instead of the ThinPrep System.
                              False and Misleading
                      Statements in the Physicians' Alert
                      -----------------------------------

    42. On or about March 27, 1997, TPMIC Defendants sent the Physicians' Alert to physicians, laboratories and others. The Physicians' Alert contains numerous false, misleading and disparaging statements regarding the ThinPrep System. A true and accurate copy of the Physicians' Alert is attached hereto as Exhibit C.

    43. The Physicians' Alert was disseminated widely throughout the medical community, including at medical conferences, and was disseminated nationally and internationally, including in Massachusetts, through publication on the World Wide Web. The TPMIC Defendants knew or should have known that the Physicians' Alert would be disseminated in Massachusetts when it was published.

    44. The Physicians' Alert contains statements that are false, misleading and deceptive because they inaccurately or only partially describe published studies or clinical data and are unsupported or are contradicted by clinical data. Furthermore, the Physicians' Alert purports to rely on Cytyc's ThinPrep package insert but inaccurately or only partially describes portions of the package insert rendering the Physicians' Alert false and misleading.

     45. The Physicians' Alert is also misleading in its entirety as it contradicts the specific claims approved by the FDA regarding the ThinPrep System. The FDA found, based on extensive data contained in Cytyc's Pre Market Approval ("PMA") application, not only that the ThinPrep system is an effective replacement for the conventional Pap smear (May 1996) but approved additional
-----------
claims (November 1996) that the ThinPrep system "is significantly more effective
                                                    ----------------------------
than the conventional Pap smear for the detection of Low Grade Squamous Intraepithelial ("LSIL") and more severe lesions in a variety of patient populations."

     46. Among other false and misleading statements, the Physicians' Alert suggests that the ThinPrep System "may actually increase risk," informing physicians, laboratories, members of the medical community, members of the investment community and others that there is an increased risk of either malpractice liability or cancer, both of which are false and misleading.

    47. The Physicians' Alert falsely creates the general impression that the ThinPrep System increases the risk of undetected cancer or increases the risk of medical malpractice liability and contains the additional false and misleading statements that:

     "[t]here are several reasons to suspect that the ThinPrep process may
                                                      --------------------
     increase liability"; and
     ------------------

                                    * * * *

     "At the laboratory, the contents of the vial are filtered and the filtrate
                                                                   ------------
     is deposited onto a slide, which is then manually examined."
     -------------------------

                                    * * * *

     "[W]hile the ThinPrep process may increase laboratory productivity, it may do so at the cost of patient harm and at the cost of increased liability
           ------------------------------------------------------------------
     for the laboratory examining the ThinPrep slide and for the primary care physician electing to submit the patient's sample to this new and relatively untested method of preparation."


    48. The statements in paragraphs 46 and 47 are false and misleading because they contradict the actual scientific data available and examined by the FDA prior to its approving the ThinPrep System as "significantly more effective" than the conventional Pap smear in the detection of low grade and more severe lesions in a wide variety of patient populations.

    49. Another example of a false and misleading statement contained in The Physicians' Alert is that:

     While filtration removes most of the inflammatory cells, blood, and debris, it also produces a slide with significantly fewer total epithelial cells than found on a conventionally prepared Pap smear. With fewer total cells
                                                         ----------------------
     available for review, it can be statistically expected that patients with
     -------------------------------------------------------------------------
     few abnormal cells on a conventionally prepared slide will have even fewer
     --------------------------------------------------------------------------
     visible abnormal cells on a ThinPrep slide.
     -------------------------------------------

    50. The statement in paragraph 49 is false and misleading because, among other things, the clinical data reflects that the ThinPrep System is significantly more effective than the conventional Pap smear at detecting abnormal cells.

    51. The Physicians' Alert contains further false and misleading statements by quoting excerpts from two articles by Dr. David Wilbur which are taken out of context. The TPMIC Defendants' selective excerpts are false and misleading because they mislead the recipient as to Dr. Wilbur's true views. Dr. Wilbur has participated in a clinical evaluation of the ThinPrep System, is a strong advocate of the ThinPrep System and uses the procedure in his laboratory.

     52. The misleading impact of the Physicians' Alert is to disparage the ThinPrep System by leaving the impression that it can only be used instead of the PAPNET/(R)/ product and is less effective than the PAPNET/(R)/ product. This is false and misleading in that the ThinPrep System is a replacement for the conventional Pap smear, a primary diagnostic test for the detection of cervical cancer cells, and the PAPNET/(R)/ product is a supplemental test to aid laboratories in the detection of abnormal cells on Pap smears which were not detected by standard manual microscopic inspection.

     53. Prior to disseminating the Physicians' Alert, which purports to analyze the "risk" associated with use of the ThinPrep System, the TPMIC Defendants intentionally, negligently and/or recklessly failed to contact Cytyc or any of its representatives to verify, understand, research, inquire about or educate themselves about the ThinPrep System or the information contained in the Physicians' Alert. The TPMIC Defendants have admitted to representatives of Cytyc that they never even attempted to make such contact with Cytyc.

     54. After the Physicians' Alert was widely disseminated, numerous physicians, laboratories and stockholders contacted representatives of Cytyc.

     55. After the Physicians' Alert was widely disseminated, Cytyc learned that laboratories who would otherwise be using or beginning to use the ThinPrep System were not using the ThinPrep System or were delaying use of the ThinPrep System because of the Physicians' Alert.

     56. As a result of the Physicians' Alert, physicians contacted Cytyc and said they would no longer use the ThinPrep System because of the statements in the Physicians' Alert from their malpractice insurer TPMIC.

     57. The investment community responded to the Physicians' Alert negatively, resulting in a substantial increase in volume in trading of Cytyc stock and a decrease in price.

     58. Cytyc's management has spent large amounts of its time responding to the numerous inquiries received by Cytyc from physicians, laboratories, customers, stockholders and others due to the false and misleading Physicians' Alert.

     59. After receiving notification from Cytyc that the Physicians' Alert was false, misleading and damaging, on

April 11, 1997, TPMIC issued a press release. A true and accurate copy of the TPMIC's April 11, 1997 Press Release is attached hereto as Exhibit D. The press release was widely disseminated, including in Massachusetts.

                         COUNT I:  FALSE DESCRIPTION,
                     REPRESENTATION AND ADVERTISING UNDER
           THE LANHAM ACT AGAINST NSI DEFENDANTS AND CWI DEFENDANTS
           --------------------------------------------------------

     60. Cytyc repeats and realleges the allegations contained in paragraphs 1 through 59 as though set forth here in full.

     61. The acts of the NSI Defendants and the CWI Defendants constitute false or misleading representations in connection with commercial advertising and promotion in violation of (S) 43(a) of the Lanham Trademark Act of 1946, 15 U.S.C. (S) 1125(a), because the NSI Defendants and the CWI Defendants have made false or misleading descriptions and representations of fact in commerce relating to the ThinPrep System which were intended to cause, are likely to cause, and have caused confusion or mistake regarding Cytyc's ThinPrep System.

     62. The NSI Defendants and the CWI Defendants have made false and misleading representations of fact in commercial advertising or promotion which misrepresent the nature, characteristics or qualities of Cytyc's ThinPrep System.

     63. NSI Defendants and CWI Defendants' conduct constitutes unfair competition with Cytyc and has damaged and will continue to damage Cytyc, its goodwill and its reputation.

     64. NSI Defendants' and CWI Defendants' false and misleading representations of fact will enable them to make sales and earn profits to which it is not in equity or good conscience entitled, all of which would be to NSI Defendants' and CWI Defendants' profit and Cytyc's damage. NSI Defendants' and CWI Defendants' conduct also has caused and will continue to cause irreparable injury to Cytyc and to the goodwill associated with Cytyc. Cytyc is entitled to damages and injunctive relief from such actions.

                COUNT II:  FALSE AND MISLEADING DESCRIPTION AND
          REPRESENTATION UNDER THE LANHAM ACT AGAINST TPMIC DEFENDANTS
          ------------------------------------------------------------

     65. Cytyc repeats and realleges the allegations contained in paragraphs 1 through 64 as though set forth here in full.

     66. The acts of TPMIC Defendants are in violation of (S) 43(a) of the Lanham Trademark Act of 1946, 15 U.S.C. (S) 1125(a), because TPMIC Defendants, in connection with their medical malpractice insurance services, have made false or misleading descriptions and representations of fact in commerce relating to the ThinPrep System which were intended to cause, are likely to cause, and have caused confusion or mistake regarding Cytyc's ThinPrep System.

     67. TPMIC Defendants have made false or misleading representations of fact in commercial advertising or promotion which misrepresent the nature, characteristics or qualities of Cytyc's ThinPrep System.

     68. TPMIC Defendants' conduct also has caused and will continue to cause irreparable injury to Cytyc and to the goodwill associated with Cytyc. Cytyc is entitled to damages and injunctive relief from such actions.

                           COUNT III:  VIOLATION OF
           MASSACHUSETTS GENERAL LAWS CH. 93A AGAINST ALL DEFENDANTS
           ---------------------------------------------------------

     69. Cytyc repeats and realleges the allegations contained in paragraphs 1 through 68 as though set forth here in full.

     70. Defendants are engaged in trade or commerce as defined by M.G.L. c. 93A (S) 1.

     71. The foregoing conduct by Defendants constitutes unfair or deceptive acts or practices in willful and knowing violation of M.G.L. c. 93A (S)(S) 2 and 11.

     72. The unfair and deceptive trade practices of Defendants have occurred primarily and substantially in Massachusetts.

     73. As a result of the violation of Chapter 93A, Cytyc has suffered and is threatened with serious and substantial injury to its business, including attorneys' fees and costs incurred in defending this action, lost profits, loss of goodwill, in an amount of actual damages to be determined in this action. Pursuant to M.G.L. c. 93A, (S) 11, Cytyc is entitled to recover up to threefold but not less than twofold those actual damages.

              COUNT IV:  VIOLATIONS OF NEW YORK GENERAL BUSINESS
       LAW (S)(S) 349 and 350 AGAINST NSI DEFENDANTS AND CWI DEFENDANTS
       ----------------------------------------------------------------

     74. Cytyc repeats and realleges the allegations contained in paragraphs 1 through 73 as though set forth here in full.

     75. The conduct of NSI Defendants and CWI Defendants described herein constitutes false advertising and deceptive acts in the State of New York in violation of New York General Business Law (S)(S) 349 and/or 350 because NSI Defendants and CWI Defendants have made statements relating to the ThinPrep System which were intended to cause, are likely to cause, and have caused confusion or mistake and which misrepresent the nature, characteristics and qualities of Cytyc's ThinPrep System.

NSI Defendants and CWI Defendants conduct has caused and will continue to cause irreparable injury to Cytyc unless such conduct is preliminarily and thereafter permanently enjoined by this Court, as Cytyc has no adequate remedy at law.

                            COUNT V:  VIOLATION OF
       OHIO REVISED CODE (S)(S) 4165.01-4165.04 AGAINST TPMIC DEFENDANTS
       -----------------------------------------------------------------

     76. Cytyc repeats and realleges the allegations contained in paragraphs 1 through 75 as though set forth here in full.

     77. The foregoing conduct by TPMIC Defendants in the course of their business constitutes deceptive trade practice in willful and knowing violation of Ohio Revised Code (S) 4165.02.

     78. TPMIC Defendants' conduct as described herein has caused and will continue to cause likelihood of confusion or misunderstanding as to the source, sponsorship, approval or certification of the ThinPrep System by another.

     79. TPMIC Defendants' conduct as described herein disparages Cytyc's ThinPrep System by employing false and misleading representations of fact to physicians, laboratories, consumers, members of the medical community and members of the investment community.

     80. TPMIC Defendants' conduct has caused and will continue to cause irreparable injury to Cytyc unless such conduct is preliminarily and permanently enjoined by this Court.

     81. As a result of the violation of Ohio Revised Code (S)(S) 4165.01-4165.04, Cytyc has suffered and is threatened with serious and substantial injury to its business, including attorneys' fees and costs incurred in defending this action, lost marketing expenses, lost sales, lost profits, loss of goodwill, in an amount of actual damages to be determined in this action.

                           COUNT VI:  THEFT OF TRADE
                      SECRETS AGAINST THE NSI DEFENDANTS
                       ----------------------------------

     82. Cytyc repeats and realleges the allegations contained in paragraphs 1 through 81 as though set forth here in full.

     83. As described herein, the NSI Defendants misappropriated Cytyc's confidential trade secret information, including but not limited to, certain clinical data with the intent to use such confidential trade secret information for its own benefit.

     84. The NSI Defendants used Cytyc's confidential trade secret information to its benefit and to Cytyc's detriment, thereby damaging Cytyc in an amount to be determined at trial.

                        COUNT VII:  UNFAIR COMPETITION
                   AGAINST NSI DEFENDANTS AND CWI DEFENDANTS
                   -----------------------------------------
     85. Cytyc repeats and realleges the allegations contained in paragraphs 1 through 84 as though set forth here in full.

     86. NSI Defendants and CWI Defendants have made false and misleading statements with the intention of misleading and deceiving the public in order to make sales and earn profits to which they are not in equity or good conscience entitled, all of which have been to NSI Defendants' and CWI Defendants' benefit and to Cytyc's damage. NSI Defendants' and CWI Defendants' conduct constitutes unfair competition with Cytyc and has damaged and will continue to damage Cytyc, its goodwill and its reputation to the irreparable injury of Cytyc unless preliminarily and thereafter permanently enjoined by this Court, as Cytyc has no adequate remedy at law.

                           COUNT VIII:  INTERFERENCE
             WITH ADVANTAGEOUS RELATIONSHIPS AGAINST ALL DEFENDANTS
             ------------------------------------------------------
     87. Cytyc repeats and realleges the allegations contained in paragraphs 1 through 86 as though set forth here in full.

     88. Cytyc has a business relationship or contemplated business relationship with physicians, gynecologists, laboratories, health care reimbursement organizations, consumers, potential purchasers, members of the medical community and members of the investment community.

     89. Defendants knew of such relationships or potential relationships between Cytyc and physicians, gynecologists, laboratories, health care reimbursement organizations, consumers, potential purchasers, members of the medical community and members of the investment community, and by the conduct described herein, Defendants intentionally and maliciously interfered with such relationships or potential relationships.

     90. Cytyc was harmed as a direct and proximate result of Defendants' conduct as described herein, which will continue to cause irreparable injury to Cytyc and to the goodwill associated with Cytyc and its reputation to the irreparable injury of Cytyc unless preliminarily and thereafter permanently enjoined by this Court, as Cytyc has no adequate remedy at law.

                 COUNT IX:  DEFAMATION AGAINST ALL DEFENDANTS
                 --------------------------------------------
     91. Cytyc repeats and realleges the allegations contained in paragraphs 1 through 90 as though set forth here in full.

     92. NSI Defendants and CWI Defendants have knowingly and recklessly published false and misleading statements disparaging the quality of and effectiveness of Cytyc's ThinPrep System.

     93. TPMIC Defendants have knowingly, negligently and/or recklessly published false and misleading statements disparaging the quality of and effectiveness of Cytyc's ThinPrep System.

     94. Defendants intended or should have recognized that such disparagement would result in damage to Cytyc through harm to its reputation, loss of sales and loss of good will.

     95. Defendants have, by these false, misleading and disparaging statements, caused irreparable damage to Cytyc and are likely to cause further irreparable damage to Cytyc, absent injunctive relief.

            COUNT X:  COMMERCIAL DISPARAGEMENT AGAINST ALL DEFENDANTS
            ---------------------------------------------------------
     96. Cytyc repeats and realleges the allegations contained in paragraphs 1 through 95 as though set forth here in full.

     97. Defendants have engaged in unfair competition with Cytyc and have commercially disparaged Cytyc by making false and misleading representations about the products of Cytyc with knowledge that the representations are false and misleading, witht the intent to induce consumers not to purchase Cytyc's products.

     98. Cytyc has been damaged and continues to be damaged by Defendants' conduct.

     WHEREFORE, Cytyc prays for the entry of a judgment by this Court against
Defendants:

     A. Awarding Cytyc judgment in its favor on its claims against all Defendants;

     B. Ordering TPMIC Defendants to immediately cease and desist all distribution of and use of the Physicians' Alert;

     C. Ordering TPMIC Defendants to contact all persons and entities to whom the Physicians' Alert was provided and insist that all copies of the Physicians' Alert are returned to Cytyc forthwith or destroyed;

     D. Ordering TPMIC Defendants to provide Cytyc with a complete list of all persons and entities to whom copies of the Physicians' Alert or any similar information regarding cervical cancer screening have been provided, together with notice of this Court's Order and certification of TPMIC Defendants' compliance with the Order in paragraph C above;

     E. Ordering TPMIC Defendants to disseminate by fax and first-class mail a corrective written statement to all persons and entities to whom copies of the Physicians'

          Alert was provided, which statement shall be reviewed and approved by Cytyc prior to its dissemination;

     F. Ordering TPMIC Defendants to provide Cytyc with a complete list and copies of all sources of the information contained in the Physicians' Alert (including citation to specific pages or paragraphs), and provide Cytyc with a copy of any information provided to TPMIC or Dr. Ludgin by NSI,Mark R. Rutenberg, NetMed and/or Papnet of Ohio Incorporated, Blue Cross/Blue Shield of Ohio, CWI, and Carl Genberg, or any of their agents, employees, affiliates, licensees and/or franchisees;

     G. Ordering TPMIC Defendants to provide Cytyc with a list of all individuals or entities at NSI, NetMed and/or Papnet of Ohio Incorporated with which TPMIC or Dr. Ludgin has any relationship, financial or otherwise, including a description of the nature of each such relationship;

     H. Ordering TPMIC Defendants to cease and desist from making any further false, negative or disparaging verbal or written comments or representations regarding Cytyc or its ThinPrep product to any person or entity;

     I. Ordering TPMIC Defendants not to promote NSI's PAPNET/(R)/ Testing System in any manner and not to make any unsubstantiated claims about the PAPNET/(R)/ Testing System;

     J. Preliminarily and permanently enjoining all Defendants, their subsidiaries, parents, principals, agents, servants, employees, licensees, successors and assigns, from

          1. Distributing, publishing, disseminating, displaying, exhibiting, showing or using in any way the false and misleading information described herein;

          2. Distributing, publishing, disseminating, displaying, exhibiting, showing or using in any way any press releases, memoranda, advertising, commercial, promotional or other material, oral or written, that contain disparaging, false or misleading statements about the nature, characteristics, qualities or clinical data of

               Cytyc's ThinPrep System or any other product of Cytyc; and from

          3. Distributing, publishing, disseminating, displaying, exhibiting, showing or using in any way any of Cytyc's confidential trade secret information as described herein.

      K. Ordering NSI Defendants and CWI Defendants to return all of Cytyc's confidential trade secret information as described herein to Cytyc.

      L. Ordering Defendants to identify all those to whom false or misleading statements were made and to provide such parties with notice of this Court's Order along with corrective statements.

      M. Awarding damages in an amount to be fixed at trial, including treble damages, as well as all of NSI Defendants' and CWI Defendants' profits or gains of any kind resulting from NSI Defendants' and CWI Defendants' unfair and deceptive trade practices and unfair competition in violation of Mass. Gen. L. ch. 93A and N.Y. Gen. Bus.
          L. (S)(S) 349-350;

      N. Awarding damages in an amount to be fixed at trial, as well as all of TPMIC Defendants' profits or gains of any kind resulting from TPMIC Defendants' unfair and deceptive trade practices and unfair competition in violation of Mass. Gen. L. ch. 93A and Ohio Revised Statutes (S)(S) 4165.01-4165.04; and

      O. Awarding to Cytyc: (a) NSI's profits; (b) the damages sustained by Cytyc; (c) Cytyc's costs of this action; (d) Cytyc's attorneys' fees as provided by 15 U.S.C. (S)1117; and (e) all other relief that the Court deems just, proper and equitable.

DATED:  Boston, Massachusetts
        April 15, 1997

                                 CYTYC CORPORATION
                                 By its attorneys,



                                     /s/ David S. Godkin
                                 ------------------------
                                 David S. Godkin (BBO #196530)
                                 Joseph F. Savage, Jr. (BBO #443030)
                                 Deborah S. Birnbach (BBO #628243)
                                 TESTA, HURWITZ & THIBEAULT, LLP
                                 High Street Tower
                                 125 High Street
                                 Boston, MA 02110
                                 (617) 248-7000



                                     /s/ J. Owen Todd
                                 ---------------------
                                 J. Owen Todd (BBO# 499480)
                                 Ian Crawford (BBO# 544475)
                                 TODD & WELD
                                 One Boston Place
                                 Boston, MA 02108
                                 (617) 720-2626